Exhibit 10.1
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT
AGREEMENT (this “First Amendment”), is made as of October 25, 2024 (the “Amendment Effective
Date”), by and between GoodRx, Inc., (the “Corporation”) and Trevor Bezdek (the “Executive”).
Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).
RECITALS
A.The Corporation and the Executive have entered into that certain Second Amended and Restated
Employment Agreement, dated April 25, 2023 (the “Employment Agreement”).
B.The parties hereto wish to amend certain terms of the Employment Agreement.
AMENDMENT
The parties hereto hereby amend the Employment Agreement as follows, effective as of the Amendment
Effective Date.
1.Section 2.  The first sentence of Section 2 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:
“The parties acknowledge that the Executive has been an employee of the Corporation prior to the date of this Agreement and that the
Executive’s employment under this Agreement commenced on April 25,
2023, which date will be hereinafter referred to as the “Effective Date”
and shall be for a term ending on October 25, 2025, unless earlier terminated in accordance with the terms of this Agreement (the
“Term”).”
2.Section 3.2.  The last sentence of Section 3.2 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:
“The actual Incentive Bonus earned for each calendar year (which, for clarity, may exceed or be less than the target Incentive Bonus), shall be paid as soon as practicable following the Board’s (or its subcommittee’s)
approval of the amount of the Incentive Bonus, but no later than March 15 of the calendar year following the year in which the bonus is earned, subject to the Executive’s continued employment by the Corporation or its affiliates through the last day of the end of the calendar year covered by the Incentive Bonus or, (i) for calendar year 2024, the 18-month anniversary of the Effective Date and (ii) for calendar year 2025, October
25, 2025. Notwithstanding the foregoing, the Incentive Bonus for calendar year 2025 shall be pro-rated for the portion of such calendar year ending on October 25, 2025.”
2
3.Section 5.3.  Section 5.3 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:
“(a) Upon termination of the Executive’s employment for any reason, the
Corporation shall pay (i) on the Corporation’s first regularly scheduled payroll date following the Separation Date (or earlier if required by applicable law), any Base Salary, PTO, and any other amounts required under applicable law that had accrued or been earned but had not been paid on or before the Separation Date; (ii) any accrued but unpaid
Incentive Bonus for a performance period ending on or preceding the
Separation Date (payable in accordance with Section 3.2), and (iii)
within thirty (30) days following the Separation Date, any reimbursement due to the Executive pursuant to Section 4.2 for expenses incurred by the
Executive on or before the Separation Date. Following the payment of the foregoing, the Corporation shall have no further obligation to make or provide to the Executive, and the Executive shall have no further right to receive or obtain from the Corporation any other payments or benefits.
(b) [Reserved.]
(c) [Reserved.]
(d) The foregoing provisions of this Section 5.3 shall not affect: (i)
payment of the amounts set forth in Section 5.3(a), (ii) the Executive’s receipt of benefits otherwise due terminated employees under group insurance coverage consistent with the terms of the applicable
Corporation welfare benefit plan; (iii) the Executive’s rights under
COBRA to continue participation in medical, dental, hospitalization and such other benefit plans covered by COBRA; or (iv) the Executive’s receipt of any vested payments or benefits otherwise due in accordance with the terms of an applicable equity compensation plan maintained by the Corporation or Holdings and the Corporation’s 401(k) plan (if any).”
4.Section 5.4.  Section 5.4 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:
“5.4 Exclusive Remedy. The Executive agrees that the payments and benefits contemplated by Section 5.3 shall constitute the exclusive and sole remedy for any termination of employment during the Term of this
Agreement and the Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.”
5.Section 6.3.  Section 6.3 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:
“[Reserved.]”
3
6.Section 13.  Section 13 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:
“Sections 1.3, 1.4, 3.2, 5, 6.1, 8, 9, 12, 14, 15, 16, 17, 18, 20 and 23 shall survive any termination of this Agreement. Sections 1.3, 1.4, 3.2, 5.3(a),
6.1, 8, 9, 12, 14, 15, 16, 17, 18, 20 and 23 of this Agreement shall survive the expiration of this Agreement.”
7.Section 18.  The first paragraph of Section 18 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:
“This Agreement is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistent with that intent. Each payment provided hereunder is intended to be a separate payment for purposes of Section 409A of the Code, including Treasury Regulation
1.409A-2(b)(2). All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s
“separation from service” (within the meaning of Section 409A of the
Code) (a “Separation from Service”).”
8.Exhibit A.  The General Release of Claims attached as Exhibit A to the Employment Agreement is hereby deleted in its entirety.
9.This First Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of, the Employment Agreement.
10.Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.
(Signature page follows)
[Signature Page to First Amendment to Second A&R Employment Agreement]
IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Amendment Effective Date.
GOODRX, INC.

By:	/s/ Gracye Cheng
Name:	Gracye Cheng
Title:	General Counsel, SVP
“EXECUTIVE”

/s/ Trevor Bezdek
Trevor Bezdek